UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2025 (January 24, 2025)

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY CO LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

230 Park Avenue, Suite 1560

New York, NY 10169

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Limited liability company interests	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2025, Greenbacker Renewable Energy Company LLC (the “Company”) announced that its board of directors (the “Board”) exercised its discretion to approve a separation agreement (the “Separation Agreement”) with Mr. Christopher Smith as Chief Financial Officer of the Company.

Pursuant to the Separation Agreement, subject to certain conditions and Mr. Smith’s execution, delivery and non-revocation of a release of claims, Mr. Smith will be eligible to receive certain payments less all applicable tax withholdings and deductions, including a lump sum cash severance payment of $366,666.00. Mr. Smith is required to comply with certain restrictive covenants regarding nondisclosure of Company information and non-disparagement. The description of the Separation Agreement in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, on January 28, 2025, the Board of Directors of the Company (the “Board”) appointed the Company’s Head of Capital Markets, Mr. Carl Weatherley-White, age 64, as the Company’s interim Chief Financial Officer (“Interim CFO”), effective January 28, 2025. Mr. Weatherley-White joined Greenbacker in February 2024. Prior to joining Greenbacker, he served as the Head of Renewable Investments at Advantage Capital from 2019 to February 2024. Previously, he held the positions of CEO and CFO at VivoPower International, a global energy infrastructure firm, from 2016 to 2019. His prior experience also includes Managing Director & Group Head of Global Project Finance at Barclays Capital and Lehman Brothers and Director of Energy Structured Finance at Credit Suisse. He is a director and the Chair of the Audit Committee of Cypress Creek Partners a private strategies manager with over $500 million of assets under management focused on middle market private equity and GP investments in emerging managers.

Michael W. Cunningham will remain in his role as Principal Accounting Officer and acting Principal Financial Officer.

There is no arrangement or understanding between Mr. Weatherley-White and any other person pursuant to which he was appointed as an officer of the Company. Mr. Weatherley-White has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. In addition, he is not party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement by and among the Company and Mr. Smith, dated January 28, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2025	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer and Chairman of the Board